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                                                                     EXHIBIT(N)



INDEPENDENT AUDITORS' CONSENT

MuniHoldings California Insured Fund, Inc.

We consent to the use in Pre-Effective Amendment No. 1 to Registration Statement No. 333-26889 of our report dated September 15, 1997 and to the reference to us under the caption "Experts" both of which appear in the Prospectus, which is a part of such Registration Statement.





Deloitte & Touche LLP
Princeton, New Jersey
September  15, 1997